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HECLA MINING COMPANY
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May 26, 2010

Dear Fellow Shareholder:

I am writing to inform you that the Annual Meeting of Shareholders of Hecla Mining Company was held on Friday, May 21, 2010.  At the meeting, all director nominees were elected to Hecla’s Board of Directors and the amendment to increase the number of shares of authorized common stock, and the ratification of BDO Seidman, LLP as Hecla’s auditor were approved.  However, we adjourned the vote on Proposal 3 – adoption of Hecla’s 2010 Stock Incentive Plan – because not enough votes were cast on that proposal to meet the New York Stock Exchange requirement that a majority of outstanding shares of common stock be voted on that proposal.

On Proposal 3, 96.3 million votes were cast.  Thus, under NYSE rules, we need an additional 24.6 million shares to vote on Proposal 3 in order for it to be validly adopted.   Of the shares of common stock that were voted on Proposal 3, 69.6 million shares (72%) were voted “For” the proposal, 20,574,056 shares (21%) were voted “Against” the proposal, and 6,447,222 shares (7%) were voted “Abstain.”

We will reconvene the Annual Meeting, solely to vote on Proposal 3 (adoption of the 2010 Stock Incentive Plan), at 10:00 a.m. on June 18, 2010, at Hecla’s corporate headquarters.

Our records indicate that as of March 23, 2010 (“Record Date” for the Annual Meeting) you held shares of Hecla common stock.  According to our latest records, your voting instructions for Proposal 3 have not yet been received. Regardless of the number of shares you may own, it is important they be represented at the adjourned meeting for this matter to be fully considered by the shareholders.

Because your shares of Hecla common stock are registered in the name of your broker as holder of record, your shares cannot be voted unless you give your specific instructions.  For the reasons set forth in the definitive proxy statement dated April 5, 2010, your Board of Directors unanimously recommends that you vote “FOR” Proposal 3.

Please use one of the following methods to promptly vote your shares:

1.   Internet:  Go to the website www.proxyvote.com.  Have your 12-digit control number listed on the enclosed voting instruction form ready and follow the online instructions.  The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.

2.   Telephone:  Call toll-free 1 (800) 690-6903.  Have your 12-digit control number listed on the voting instruction form ready and follow the simple instructions.

3.    Mail:  Sign, date and return your instruction form in the postage-paid return envelope provided.

Thank you in advance for your participation and your consideration in this very important matter.

Sincerely,
President and Chief Executive Officer
Hecla Mining Company

2010-09

NEWS RELEASE

HECLA ADJOURNS PORTION OF ITS ANNUAL MEETING UNTIL JUNE 18, 2010

FOR IMMEDIATE RELEASE
May 26, 2010

COEUR D’ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) today announced that it adjourned a portion of the annual meeting of shareholders on Proposal 3 until June 18 to allow the holders of a majority of outstanding shares of common stock to vote on the matter. All other matters before the shareholders were completed at the meeting on May 21. The proposal concerns the adoption of Hecla’s 2010 Stock Incentive Plan and the reservation of 20 million shares for the plan.

The adjournment with respect to Proposal 3 will be until 10:00 a.m., Pacific Time, on Friday, June 18, 2010, at Hecla’s corporate offices at 6500 North Mineral Drive, Suite 200 in Coeur d’Alene, Idaho. At that meeting, a shareholder vote on the adoption of the 2010 Stock Incentive Plan will take place. The polls are currently open with respect to Proposal 3 only and will remain open until 10:00 a.m., Pacific Time, on June 18, 2010. The record date for purposes of eligibility to vote remains March 23, 2010.

As of May 21, 2010, approximately 97 million of the approximately 242 million outstanding shares eligible to vote have been voted, with approximately 72% of votes cast in favor of Proposal 3, 21% against and 7% abstaining. The meeting is being adjourned for the purpose of obtaining more shareholder votes on Proposal 3 in order to meet the New York Stock Exchange’s requirement that a majority of outstanding common shares be voted on Proposal 3. During the pendency of the adjourned meeting, shareholders holding shares as of the record date (March 23, 2010) who have not yet voted are encouraged to vote on Proposal 3. Brokers cannot vote the shares on this non-routine matter, so shareholders holding shares through a brokerage firm must vote their shares for the purposes of receiving sufficient votes to decide this issue. Shareholders may also change their vote by executing a new proxy.

Hecla has filed a proxy statement pursuant to which the company is soliciting proxies in connection with seeking shareholder approval of Proposal 3 with the Securities and Exchange Commission (the “SEC”). Shareholders are urged to read the proxy statement and other relevant documents filed with the SEC.

Hecla Mining Company, headquartered in Coeur d'Alene, Idaho, mines, processes and explores for silver and gold in the United States and Mexico. A 119-year-old company, Hecla has long been well known in the mining world and financial markets as a quality producer of silver and gold. Hecla's common and preferred shares are traded on the New York Stock Exchange under the symbols “HL,” “HL-PrB” and “HL-PrC.”

Contact:  Don Poirier, vice president – corporate development, 208/769-4128
Hecla's Home Page can be accessed on the Internet at www.hecla-mining.com.

6500 N Mineral Drive, Suite 200 • Coeur d'Alene, Idaho 83815-9408 • 208/769-4100 • FAX 208/769-7612